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                                                                   EXHIBIT 10(j)




                         EXECUTIVE EMPLOYMENT AGREEMENT
                                (Drew Congleton)

       This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement"), dated as of _________, 1996 (the "Effective Date"), is made and entered into by and between EB SUBSIDIARY, INC., a Texas corporation ("Company"), and DREW CONGLETON, an individual ("Executive").

                              W I T N E S S E T H:

       WHEREAS, Company has acquired by merger the assets of BodyBilt Seating, Inc. ("BBSI"), which was engaged in the manufacturing, marketing and selling of ergonomically-correct chairs. Company intends to continue the operation and management of the business of BBSI and to change its corporate name to "BodyBilt Seating, Inc.;" and

       WHEREAS, Executive was an officer, director, shareholder and key employee of BBSI, and Executive has represented to Company that he has substantial experience, skills and expertise in managing and operating BBSI and is willing to work with Company, on the terms and conditions set forth in this Agreement, to assist in the continued operation and management of the assets of BBSI.

       NOW, THEREFORE, the parties, for and in consideration of the mutual promises herein contained, agree as follows:

                                   ARTICLE I
                                   Employment

       1.1 General Scope of Employment. Commencing on the Effective Date (the "Commencement Date" as defined below in Article II), Company shall employ Executive as an Executive Vice President ("EVP") of Company. Executive's employment shall be on the terms and subject to the conditions of this Agreement. Executive shall report directly to Company's President and/or Chief Executive Officer (collectively, the "President") and, from time to time, shall report directly to the Board of Directors (the "Board"). Executive shall perform such principal duties and responsibilities consistent with his professional experience as may reasonably be assigned to him from time to time by the President and/or the Board. Executive hereby accepts such employment and agrees to devote his full time and energy to Company's business as shall be necessary to perform his duties and responsibilities in a faithful and competent manner.

       1.2 Principal Duties and Responsibilities. As an EVP of Company, Executive shall perform those duties and responsibilities delegated to him by the President and/or the Board which may (but shall not necessarily) include, without limitation, assisting the President with his obligations to: (i) develop and implement sales, plans and programs; (ii) develop key customer relationships and identify new customers; (iii) develop, implement, execute and carry out business plans as and when approved by the Board; (iv) review, comment on, and oversee the performance of all material contracts concerning Company; (v) develop, review, and comment on all strategic and





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operational plans; (vi) identify and pursue new business opportunities compatible with and complementary to the businesses of Company; (vii) the conduct of new and compatible research and development efforts ; and (viii) perform such other duties and responsibilities necessary to integrate and coordinate the activities of Company into an overall investment and management philosophy.

       1.3 Office Facilities. Company shall furnish Executive with an office, secretary services, supplies, equipment and such other facilities and services suitable for the performance of his duties.

       1.4 Extent of Services. Executive shall not engage in any other business or consulting activity for gain, profit or other pecuniary advantage. Nothing hereinabove is intended to prevent Executive from making personal passive investments in other business activities not directly or indirectly competitive with the business of Company. Executive shall spend such time necessary or desirable to perform his duties and responsibilities under this Agreement.

       1.5 Outside Board Activities. Executive may, upon prior notice to Company's Board, serve as a member of not more than two (2) boards of directors, boards of trustees or other governing bodies of "for profit" companies and/or "non-profit" civic, cultural, educational and/or charitable organizations, provided that in all cases: (i) such company or organization is not directly or indirectly engaged in a business or does not support a business that is competitive, directly or indirectly, with the business of Company, and
(ii) such service does not interfere with Executive's ability to perform his duties and responsibilities to Company.

       1.6 Outside Income. Absent Company's Board's written consent, while employed by Company, all fees, compensation and other income (collectively "Outside Income") received by Executive from any business or consulting activity in violation of Section 1.4 above, including, but not limited to, all fees for teaching, speaking engagements, acting as an officer, director, trustee, receiver, executor, administrator or other fiduciary (other than as a trustee, executor, or administrator of a trust or estate of Executive or a member of his family or other than as permitted by Section 1.5 above) shall be the property of Company and immediately shall be disclosed and remitted to Company.

       1.7 Directors and Officers Liability Insurance. Company shall take out and maintain, if commercially reasonable, directors and officers liability insurance for the benefit of the members of Company's Board and the officers of Company in such amounts deemed necessary and/or appropriate by Company's Board.

                                   ARTICLE II
                                      Term

       Executive's employment shall be for an initial term ("Term") of three
(3) years commencing on the "Commencement Date," which shall be the Effective Date first set forth above, and shall be renewed automatically for successive one (1) year terms unless either party gives written notice no less than sixty
(60) days prior to the expiration of the then current term terminating an automatic extension of this Agreement. In such case, this Agreement shall terminate at the expiration of such current term.





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                                  ARTICLE III
                             Annual Base Salary and
                             Miscellaneous Benefits

       3.1 Annual Base Salary. As compensation for all duties and services to be rendered by Executive hereunder to Company, Company shall pay to Executive an "Annual Base Salary" for each year of the Initial Term of Eighty Thousand and No/100 Dollars ($80,000.00) payable in no less than twelve (12) monthly installments in accordance with Company's customary payroll policy in effect at the time such payment is made, or as may otherwise be mutually agreed upon in writing by the parties.

       3.2 Senior Management Incentive Plans. Executive will be a named participant in such bonus and/or incentive plans, stock option plans and such other plans adopted by the Company from time to time to provide incentive or additional compensation to its senior executives ("Senior Management Incentive Plans"). Such Senior Management Incentive Plans shall be adopted on such terms and conditions deemed to be in the best interests of Company and may provide for awards in the form of cash, equity or other benefits. Executive's participation under any such Senior Management Incentive Plans shall be commensurate with his position and with the participation by the Company's other senior executives. Any bonus and the amount therefor shall be awarded based on Executive's performance and/or achievement of reasonable achievable metrics, milestones and goals established by the President or the Board. Any cash bonus may be payable in installments or lump sum, as determined by the Board in its discretion and may be paid either under the terms of an appropriate Senior Management Incentive Plan or, if no such plan has been adopted, by a separate award exclusive to Executive.

       3.3 Expenses. During the term of his employment hereunder, Executive shall be entitled to incur reasonable business expenses ("Business Expenses") in performing his services hereunder, including transportation, entertainment, travel, professional dues, professional periodicals, and business promotion. All Business Expenses shall be reimbursed by Company in accordance with Company's policies as adopted from time to time upon presentation of receipts or other documentation establishing the nature of the expense, the time-date-place incurred, and the business reason for such Business Expense and shall otherwise be subject to the approval by Company. Company shall not have any obligation to reimburse any Business Expense not presented for reimbursement within ninety (90) days of the date on which such Business Expense was incurred or which is not adequately documented.

       3.4    Vacation and Sick Days.

              3.4.1 Executive shall be entitled to three weeks of paid vacation per year (which need not be taken consecutively). Such vacation shall be scheduled to minimize interference with the business. Executive shall also be entitled to all paid holidays given by Company to its employees.

              3.4.2 Executive shall be entitled to paid sick days consistent with Company policy as adopted from time to time.





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              3.4.3  Vacation and sick day benefits must be taken in the year in which they accrue and may not be taken in any subsequent year absent the consent of Company's Board, nor may Executive request payment of the cash equivalent of accrued vacation or sick days not taken.

       3.5 Other Benefits. The Company shall provide to Executive the following additional benefits:

              3.5.1 Miscellaneous Benefits. Executive shall be entitled to participate in Company major medical and/or dental plans, life insurance programs, accidental death and dismemberment insurance, retirement benefits, disability benefits, any other insurance programs provided by the Company, and any other benefit programs hereafter adopted by the Company consistent with Company policies, if and when adopted from time to time.

              3.5.2 ERISA Plans. Executive shall have the right to participate in any plans providing deferred compensation benefits as and when adopted by Company under the various provisions of the Employee Retirement Income Security Act ("ERISA"), as amended from time to time.

              3.5.3 Company Car. Consistent with Company policies as adopted from time to time, Executive shall be provided a "Company Car" for his use during the term of this Agreement. Company shall pay or reimburse Executive for all "Company Car Expenses." Company Car Expenses shall include: (i) insurance; (ii) gas, regular servicing, maintenance and repairs (unless caused by Executive's own negligence, mistreatment or misuse of the Company Car, or from Executive's own misconduct); and (iii) all lease or debt service payments on such Company Car. Executive shall be responsible for all personal costs and expenses associated with any personal use of the Company Car. All Company Car Expenses shall be reimbursed and payable consistent with the provisions of
Section 3.3 above. In the event that Company adopts a "car allowance " policy, Executive's allowance shall be approximately Five Hundred and No/100 Dollars ($500.00), provided such sum is reasonably comparable to that being provided similar executives and managers of the Company.

                                   ARTICLE IV
                  Inventions, Competition and Confidentiality

       4.1 Inventions. All designs, discoveries, improvements, and inventions (collectively, "Inventions"), whether patentable or unpatentable, whether copyrightable or uncopyrightable, whether of a business or technical nature, made or conceived by Executive alone or with others, during the Term of this Agreement shall be owned exclusively by Company which result from or are suggested by any work done for Company or which relate to Company's business as now or hereinafter conducted by Company during the term hereof. Executive shall promptly disclose such Inventions to Company. In addition, Executive shall perform all actions (without any expense to Executive) reasonably requested by Company to establish and confirm such ownership including, but not limited to, assigning to Company, without additional compensation, the entire worldwide rights to such Inventions, signing all necessary papers, instruments and other documents and giving sworn testimony in support thereof. Nothing herein shall apply to inventions designed or developed





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by Executive on Executive's own time, outside the scope of his employment duties and responsibilities.

       4.2 Non-Competition. Executive covenants and agrees with Company that, except as otherwise consented to, approved or permitted in writing by Company's Board, at any time while employed as an executive employee of Company and for a period of three (3) years after the termination of Executive's employment hereunder, Executive will not, directly or indirectly, whether as an officer, director, employee, independent contractor, or whether acting alone or as a member of a partnership, joint venture or as a holder or investor in any security or other financial interest of any corporation or other business entity, engage in any "Competitive Activity" as defined herein. For the purposes of this Agreement, "Competitive Activity" shall mean:

              (a) the solicitation of any customers or potential customers of Company to purchase any products or services in direct competition with the products and services provided by Company;

              (b) requesting any actual or prospective customer or supplier of Company to curtail or cancel their business with Company;

              (c) except as provided by law or in any other contract or agreement of even date herewith executed and delivered pursuant hereto, the disclosure to any person, firm or corporation any details of the organization, business affairs, intellectual property or technology of Company; or

              (d) any action designed to induce or attempt to influence any employee of Company to terminate his or her employment with Company or employ or assist anyone else in the employment of any of the employees of Company.

       The restrictions of this section shall apply only to the metropolitan areas where Company was conducting business as of the Termination Date. Competitive Activity shall not include Executive's mere ownership of securities in any publicly-traded company in which Executive holds or controls less than five percent (5%) of the issued and outstanding securities.

The parties agree that the duration and geographic scope of the non-competition provision set forth in this section are reasonable. In the event that any court determines that the duration or the geographic scope, or both, are unreasonable and that such provision is to that extent unenforceable, the parties agree that the provision shall remain in full force and effect for the greatest time period and in the greatest area that would not render it unenforceable. The parties intend that this non-competition provision shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of each and every country outside the United States of America where this provision is intended to be effective. Executive agrees that damages are an inadequate remedy for any breach of this provision and that the Company shall, whether or not it is pursuing any potential remedies at law, be entitled to equitable relief in the form of preliminary and permanent injunctions without bond or other security upon any actual or threatened breach of this non-competition provision.





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       4.3    Non-Disclosure.  Executive shall execute and deliver,
contemporaneous with the execution and delivery of this Agreement, Company's standard form Non-Disclosure Agreement in the form attached hereto as Exhibit 4.3.

       4.4 Enforcement. Executive and Company further agree and acknowledge that Company does not have an adequate remedy at law for the breach or threatened breach by Executive of the covenants and agreements set forth in Sections 4.2, 4.3 and the Non-Disclosure Agreement executed pursuant to Section
4.3 above. Accordingly, Executive further agrees that Company may, in addition to the other remedies which may be available to it hereunder, file suit in equity to enjoin Executive from such breach or threatened breach.

       4.5 Disclosure of Competitive Investments. Executive hereby represents and warrants to Company that Executive does not own or hold directly, indirectly or beneficially any investment competitive with the business of Company. This representation shall not be deemed to include any interest held in a publicly-traded mutual fund in which Executive holds less than five percent (5%) of the issued and outstanding shares.

                                   ARTICLE V
                                  Termination

       5.1 Termination by Company Upon Executive's Death or Disability. Company has the right to terminate this Agreement and Executive's employment hereunder in the event of Executive's death or disability as provided below.

              5.1.1 Death. If Executive dies during the term of this Agreement, then this Agreement shall terminate immediately effective on the date of Executive's death ("Termination Date"), without notice.

              5.1.2 Disability. If, during the term of this Agreement, Company's Board reasonably determines that Executive has become physically or mentally disabled, whether totally or partially, so that he is prevented from performing fully his usual duties and services hereunder, Company may provide written notice to Executive and terminate Executive's employment hereunder, effective on such date specified in such notice (also "Termination Date"). "Disability" shall mean Executive's permanent disability to perform the duties and responsibilities required hereunder as determined by a licensed physician selected by Company's Board in consultation with Executive's personal physicians for a period of either six (6) consecutive months or for six (6) non-consecutive months in any twelve (12) month period.

              5.1.3 Payment of Compensation and Other Benefits on Death or Disability. In the event of the termination of this Agreement by reason of Executive's death or disability, Executive (or his estate) shall be entitled to payment of amounts due under this Agreement as follows:

                     (i) Annual Base Salary. Company shall pay in full and complete satisfaction of amounts due under Section 3.1 as Annual Base Salary upon death or disability, Annual Base Salary through the last day of the calendar month in which the





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       Termination Date occurs plus an amount equal to Annual Base Salary equal to three (3) monthly installments less any monthly disability payments, if any, for such period which could be claimed.

                     (ii) General Employee Benefit Plans and Senior Management Incentive Plans. Executive (or his estate) shall be entitled to receive all other general benefits provided to employees of Company as set forth in any employee benefit plans in effect as of the applicable Termination Date in which Executive was a qualified participant. Executive shall also be entitled to receive payment in full of any benefits prorated to the Termination Date in accordance with the terms and conditions of any Senior Management Incentive Plans providing the same.

       5.2    Termination by Company for Due Cause.

              5.2.1 "Due Cause". Company shall have the right to terminate this Agreement and Executive's employment hereunder only for "Due Cause" upon written notice to Executive, effective upon such date specified in such notice (also "Termination Date"). Executive shall not be deemed to have been terminated for "Due Cause" hereunder unless and until Company delivers to Executive a copy of a resolution duly adopted by Company's Board (exclusive of Executive's vote, if then a member of the Board) at a meeting of Company's Board called and held for such purpose (after no less than ten (10) days notice to Executive and an opportunity for Executive, together with his counsel, to be heard), finding that, in the good faith opinion of Company's Board, Executive committed an act or omission set forth below in this Section 5.2.1 and specifying the particulars thereof in detail.

       "Due Cause" shall mean that Executive has:

                     (i) committed an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with Company;

                     (ii) pled guilty or nolo contendere to, or is convicted of, a felony, whether or not related to his duties or in the course of his employment;

                     (iii) wrongfully disclosed "Confidential Information" of Company as defined in the Non-Disclosure Agreement executed by Executive pursuant to Section 4.3;

                     (iv)   engaged in any Competitive Activity;

                     (v) engaged in misconduct or in conduct contrary to written directions of Company's Board that materially injures Company's financial or other interests;

                     (vi)   breached any material provision of this Agreement;

                     (vii) continued to violate any federal, state or local governmental policies, plans or procedures governing the work place environment (e.g., EEOC, Title VII, Texas





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       Workers Compensation Acts or Wage/Salary/Benefits policies or procedures) or any such policies, plans or procedures developed by the Company or its holding company with respect to its desire to operate a professional working environment after written notice of prior similar violations; and

                     (viii) engaged in any unprofessional conduct unbecoming a senior executive of this Company or comparable businesses after written notice of such conduct and Executive's subsequent failure to cease and desist.

              5.2.2 Effect on Compensation and Benefits. In the event of termination for Due Cause, Company shall pay to Executive as severance compensation provided that Executive does not contest the termination in any respect after it becomes effective: (i) a lump sum payment equal to one year's Annual Base Salary under Section 3.1; and (ii) any rights and benefits Executive may have upon termination of Employment under employee benefit plans and programs of Company generally and under any Senior Management Incentive Plans of Company determined in accordance with the terms of such plans and programs. Termination of Executive's employment pursuant to this Section 5.2 shall not affect Executive's obligations and undertakings in the last sentence of Section 4.1 and in Section 4.2 hereof or under the Non-Disclosure Agreement executed pursuant to Section 4.3.

       5.3 Executive's Right of Termination on Company's Breach. Executive shall have the right upon no less than sixty (60) days prior written notice to terminate this Agreement and his employment hereunder in the event of Company's breach of any material provision of this Agreement. Such notice shall state the nature and scope of such breach in detail and identify the specific relevant provisions of this Agreement allegedly breached. Company shall have thirty (30) days within which to cure such breach or, if such breach is not of such nature that it can be cured within thirty (30) days, Company has commenced reasonable and diligent efforts to cure said breach. If Company does not cure or commence to cure the specific breach within the thirty (30) day period, then, upon confirming written notice from Executive, this Agreement shall terminate on the date specified in Executive's original notice (also "Termination Date"). In the event of Company's breach, Executive shall have the right to assert and pursue any and all legal or equitable claims for damages or other remedies or relief recognized under applicable law.

       5.4 Breach of Agreements. Executive acknowledges that a material part of the inducement for Company to enter into this Agreement are Executive's covenants with respect to the extent and nature of Executive's services and time and travel commitments as set forth in Article I, Section 1.4, and with respect to non-competition, non-disclosure, non-cooperation and non-solicitation set forth in Articles IV and V hereof. Executive agrees that if Executive breaches any of those covenants, Company shall be entitled to such other legal and equitable relief as a court or arbitrator shall reasonably determine unless such breach is an inadvertent breach that does not result in any material harm to Company.

       5.5 No Negative Public Comments. Upon the expiration or earlier termination of this Agreement for any reason, Executive agrees not to make any false, misleading or negative statement,





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either orally or in writing, about Company or its directors or organizations or its officers, shareholders or any affiliates of the same or to otherwise disparage them or any of them.

                                   ARTICLE VI
                                    General

       6.1 Notice. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when: (i) delivered personally; (ii) mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed as set forth below; or (iii) mailed by Federal Express, DHL, or such other nationally recognized overnight courier service, addressed as set forth below:

       Address for Company:

              BodyBilt Seating, Inc.
              5000 Quorum, Suite 147
              Dallas, Texas 75240
              Attention:  Gerard Smith, President

       with copies to:

              ErgoBilt, Inc.
              5000 Quorum
              Suite 147, Lock Box 43
              Dallas, Texas 75240
              Attention:  Gerard Smith, President

              Wolin, Fuller, Ridley & Miller LLP
              1717 Main Street, Suite 3100
              Dallas, Texas 75201
              Attention:  Norman R. Miller, Esq.

       Address for Executive:

              Drew Congleton
              2815 Manzano Circle
              College Station, Texas 77845

       with copies to:

              Jenkens & Gilchrist, A Professional Corporation
              Attn:  Donald W. Brodsky, Esq.
              1100 Louisiana, Suite 1800
              Houston, Texas 77002





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or to such other address as a party may furnish to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

       6.2 Binding Effect. This Agreement shall inure to the benefit of and be enforceable by the parties and their respective successors, heirs, representatives and permitted assigns.

       6.3 No Waiver; Entire Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by Company's Board for Company. No waiver by any party at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by any party which are not expressly set forth in this Agreement.

       6.4 Headings. Section and paragraph headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

       6.5 Assignments. This Agreement is personal to Executive and may not be assigned by Executive or the duties delegated without the prior written consent of Company. Also, Executive may not assign, transfer, hypothecate or dispose of any interest in compensation or payments without Company's Board's prior written consent. Company shall not assign or transfer it rights or interests under this Agreement, except for any transfer which occurs by operation of law, including but without limitation, merger or sale of stock.

       6.6 Governing Law and Venue. This Agreement has been executed in Dallas County, State of Texas, and the substantive laws of the State of Texas shall govern the validity, construction, enforcement and interpretation of this Agreement.

       6.7 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

       6.8 Mediation/Arbitration/Legal Fees. If any dispute arises among the parties with respect to this Agreement, then the parties shall submit such dispute to mediation before a mediator in accordance with the mediation rules of Dallas County, Texas. If the parties are unable to resolve the dispute through mediation, they shall then submit the dispute to binding arbitration pursuant to the rules and regulations of the American Arbitration Association (the "AAA"). The parties agree that if arbitration becomes necessary, they will utilize and comply with all available rules of the AAA for expediting such arbitration. The site of the arbitration will be the City of Dallas, Dallas County, Texas, and will commence as soon as possible but in no event later than thirty (30) days





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after a party files for arbitration.  In the event of any action to enforce or interpret this Agreement, the prevailing party therein shall be entitled to recover all reasonable costs and expenses incurred, including reasonable attorneys' fees.

       6.9 Confidentiality. To the fullest extent permitted by law, the parties agree not to disclose any provision of this Agreement to any third party except if required in response to litigation among the parties, a subpoena, governmental inquiry, or other legal process.

       IN WITNESS HEREOF, the parties have duly executed this Agreement as of the date first above written.



                                      COMPANY:
                                      -------

                                      EB SUBSIDIARY, INC.

                                      A Texas Corporation (to be known as
                                      BodyBilt Seating, Inc.)

                                      By: /s/ GERARD SMITH
                                          --------------------------------------
                                          Gerard Smith
                                          Its:  President


                                      EXECUTIVE:
                                      ---------

                                      /s/ DREW CONGLETON
                                      ------------------------------------------
                                      DREW CONGLETON





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                               ERGOBILT COMPANIES

                   STANDARD EMPLOYEE NON-DISCLOSURE AGREEMENT



       This Employee Non-Disclosure Agreement (the "Agreement") is executed as of ________, 199_, by and between the undersigned employee ("Employee") of ErgoBilt, Inc., a Texas corporation ("Company"), and/or of BodyBilt Seating, Inc., a Texas corporation ("Subsidiary"), with respect to the following facts.

       A. Company and Subsidiary (collectively, the "ErgoBilt Companies") are engaged in the business of designing, manufacturing, marketing, selling and ergonomically correct chairs.

       B. The ErgoBilt Companies may from time to time disclose to Employee certain confidential proprietary information that has been developed by the ErgoBilt Companies and/or their affiliates. Confidential Information may also be disclosed to Employee inadvertently or unlawfully by third parties. Such confidential information represents a unique valuable asset of the ErgoBilt Companies.

       C. Employee desires to be employed by the ErgoBilt Companies and the ErgoBilt Companies are willing to employ Employee on the condition that Employee agrees to define Employee's duties and obligations regarding the disclosure and/or use of such confidential proprietary information on the terms and conditions set forth herein.

       Now, therefore, in consideration of the premises and mutual covenants contained herein, and for such other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

              (i) Confidential Information. For purposes of this Agreement, the term "Confidential Information" shall mean trade secrets, product and other research and development activities, inventions, and any other knowledge, data or information that the ErgoBilt Companies treat as proprietary, whether or not such Confidential Information is patentable or copyrightable, however it is embodied and irrespective of whether it is labeled as "proprietary" or "confidential" and whether or not it was developed by Employee. By way of illustration but not limitation, Confidential Information includes (a) know-how, ideas, improvements, discoveries, developments, processes, existing and future product design and performance specifications, techniques, formulas, algorithms, product architectures, source and object codes, data, data compilations and other works of authorship; and (b) information regarding the ErgoBilt Companies' marketing, sales, research and development and new product plans, ErgoBilt Companies' business plans, budgets, and unpublished financial statements, ErgoBilt Companies' licenses, suppliers and customers, and information regarding the skills and compensation of ErgoBilt Companies' officers and employees.





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              (ii)   Non-Disclosure.  Employee recognizes that Employee shall
       have no right whatsoever to use, exploit, or disclose the Confidential Information for any other purpose, or to disclose it to any other employee of the ErgoBilt Companies other than on a "need to know" basis, to disclose it to any third party without the written consent of the ErgoBilt Companies, which consent may be withheld in the ErgoBilt Companies' sole discretion and which consent, when given, may require the third party to execute a Non-Disclosure Agreement in a form satisfactory to the ErgoBilt Companies.

              (iii) Protection Policies and Procedures. Employee shall strictly comply with any and all policies and procedures adopted by the ErgoBilt Companies so as to protect the Confidential Information. Such policies and procedures may included, without limitation: marking all written materials "Confidential Information of (Name of Specific ErgoBilt Company)" and/or with such other legends necessary or appropriate to identify the materials as the ErgoBilt Companies' Confidential Information; limiting access to and/or dissemination of the Confidential Information to those persons who have a "need to know" the Confidential Information to enable such persons to perform their duties consistent with the purposes for which such Confidential Information was disclosed; limiting and otherwise controlling copies or other forms of reproduction of the Confidential Information; and maintaining the Confidential Information in a secure place or places so as to preclude unauthorized access thereto. If Employee is in doubt as to whether certain information constitutes Confidential Information, Employee should assume such information is Confidential Information subject to protection under this Agreement and treat such information accordingly.

              (iv) Grounds of Dismissal. Employee acknowledges and agrees that Employee's breach of his or her obligations under the terms of this Agreement shall constitute grounds for dismissal for cause.

              (v) Non-Competition. Employee expressly agrees that Employee will not use any of the Confidential Information to compete, in any way, with the ErgoBilt Companies without the prior written consent of the ErgoBilt Companies, which consent may be withheld in their sole and absolute discretion.

              (vi) Injunctive Relief. Employee understands and agrees that the ErgoBilt Companies have a substantial ongoing investment in the development of the Confidential Information, and the ErgoBilt Companies would be irreparably injured if this Agreement were to be breached. Should the ErgoBilt Companies bring suit for breach of this Agreement or for unauthorized use or disclosure of any Confidential Information, Employee consents to jurisdiction and venue in any federal or state court in Texas, in Dallas County, and agrees that preliminary and permanent injunctive relief would be an appropriate, though not exclusive, remedy and agrees not to oppose any request for expedited discovery in such an action.

              (vii) Return of Written Materials. Immediately upon Employee's voluntary or involuntary termination of employment with the ErgoBilt Companies for any reason, with or without cause, or at any time promptly upon the written request of the ErgoBilt Companies,





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
       Employee shall return to the ErgoBilt Companies the original and all copies of the Confidential Information, and all notes, diagrams, papers, documents and other materials irrespective of form, concerning or relating to such Confidential Information in the possession or control of Employee.

              (viii) No Assignment, Binding Effect. Employee may not assign this Agreement or Employee's obligations hereunder. This Agreement shall be binding on Employee and his or her heirs, beneficiaries, representatives, successors and assigns. This Agreement will enure to the benefit of the ErgoBilt Companies and their respective successors and assigns.

              (ix) Governing Law. This Agreement shall be governed and interpreted by the laws of the State of Texas.

              (x) Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the ErgoBilt Companies shall be entitled to reasonable attorney's fees, costs, and necessary disbursements in addition to any other relief to which they may be entitled.

              (xi) Modifications. All additions or modifications to this Agreement must be made in writing and must be signed by Employee and the ErgoBilt Companies.

              (xii) Survival of Certain Covenants. Employee's obligations hereunder and his or her acknowledgments and agreements contained in paragraphs (ii), (v), and (vii) hereof shall survive the termination of this Agreement.

       This Agreement shall be deemed executed and effective as of the date first set forth above.



Employee:                             ErgoBilt, Inc.
                                      A Texas Corporation

 /s/ DREW CONGLETON
------------------------
      Signature                       By: /s/ GERARD SMITH
                                          --------------------------------------
                                      Printed Name: Gerard Smith
                                      Its: Its President


                                      BodyBilt Seating, Inc.,
                                      A Texas Corporation
                                      (formerly, EB Subsidiary, Inc.)

                                      By: /s/ GERARD SMITH
                                          --------------------------------------
                                      Printed Name: Gerard Smith
                                      Its: President





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